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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 17, 2007
                                                          --------------

                              Seamless Wi-Fi, Inc.
                              --------------------
             (Exact name of registrant as specified in its chapter)


          Nevada                      0-20259                   33-0845463
          ------                      -------                   ----------
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation             File Number)             Identification No.)

          800N. Rainbow Blvd, Suite 208
                Las Vegas, Nevada                               89107
                -----------------                               -----
    (Address of principal executive offices)                 (Zip Code)


                                 (775)-588-2387
                                 --------------
               Registrant's telephone number, including area code


                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

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Section 5 - Corporate Governance and Management
Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 11, 2007, Mildred Carroll submitted her resignation as Secretary of Seamless Wi-Fi, Inc. (the "Company") effective April 15, 2007. There were no disagreements between Ms. Carroll and the Company. The Board of Directors of the Company accepted Ms. Carroll's resignation. The Board of Directors then elected Ken Reda to act as Secretary of the Company until a new Secretary can be located and elected.

The Company previously made a loan to Ms. Carroll which was secured by shares of common stock of 1st Global Financial Corporation, a Nevada corporation. Upon the resignation of Ms. Carroll, this loan became due. However, this loan has been bought out by Ayuda Funding Corp., a Nevada corporation, resulting in the repayment of the loan to the Company and the issuance of the 1st Global Financial Corporation shares to Ayuda Funding Corp.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 17, 2007            SEAMLESS WI-FI, INC.


                                 /s/ Albert Reda
                                 -----------------------------------------------
                                 By:  Albert Reda
                                 Its:  Chief Executive Officer and Chief
                                 Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)